DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

December 18, 2014

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

Ladies and Gentlemen:

We hereby consent to the use of the name and references to DeGolyer and MacNaughton in “Item 8.01 Other Events. Summary of Oil and Natural Gas Reserves” and “Item 9.01 Financial Statements and Exhibits” and to the inclusion of our third-party letter report dated February 28, 2014, containing our opinion on the proved, probable, and possible reserves attributable to certain properties owned by TransAtlantic Petroleum Ltd. (TransAtlantic) as of December 31, 2013, attached as “Exhibit 99.1” in the Current Report on Form 8-K of TransAtlantic to be filed with the United States Securities and Exchange Commission on or about December 18, 2014.

We hereby further consent to the incorporation by reference of the foregoing information in the Registration Statements on Form S-8 (Nos. 333-162814 and 333‑200705) of TransAtlantic.

Submitted,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716